February 2025

Preliminary Pricing Supplement No. 6,253

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 29, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest but will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the basket closing value of the basket on the valuation date. If the basket closing value of the basket on the valuation date is at or above the initial basket value, you will receive, in addition to the principal amount, the specified fixed upside payment. If the final basket value declines by an amount less than or equal to the buffer amount of 15% over the term of the securities from the initial basket value, the payment due at maturity will equal the stated principal amount. However, if the basket closing value of the basket on the valuation date is below 85% of the initial basket value, which we refer to as its respective downside threshold level, you will be exposed to the decline in the price of the basket beyond the buffer amount of 15%, and you will lose some or a significant portion of your initial investment. The securities are for investors who seek a return based on an equally weighted basket of stocks and who are willing to risk their principal and forgo current income and returns above the fixed upside payment in exchange for the potential to receive the fixed upside return if the final basket value is at or above the downside threshold level. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 85% of your investment. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 7, 2025
Original issue date:	February 12, 2025 (3 business days after the pricing date)
Maturity date:	August 12, 2026
Basket:	The table sets forth the Bloomberg ticker symbol for each basket stock, the exchange on which each basket stock is listed and the weighting of each basket stock.
Basket component	Bloomberg ticker symbol*	Exchange	Basket component weighting	Initial basket component value**	Multiplier**

Antero Resources Corporations common stock	AR	NYSE	10%	$
CNX Resources Corporation common stock	CNX	NYSE	10%	$
Enterprise Products Partners L.P. common units	EPD	NYSE	10%	$
EQT Corporation common stock	EQT	NYSE	10%	$
Energy Transfer LP common units	ET	NYSE	10%	$
Expand Energy Corporation common stock	EXE	Nasdaq	10%	$
Fluor Corporation common stock	FLR	NYSE	10%	$
GE Vernova Inc. common stock	GEV	NYSE	10%	$
Ingersoll Rand Inc. common stock	IR	NYSE	10%	$
Kinder Morgan, Inc. class P common stock	KMI	NYSE	10%	$

We refer to each of the basket components as a basket stock.

*Bloomberg ticker symbols are being provided for reference purposes only.

**The initial basket component values and multipliers will be set on the pricing date.

Payment at maturity:

If the final basket value is at or above the downside threshold level:

 $1,000 + the fixed upside payment

If the final basket value is less than the initial basket value but greater than or equal to the downside threshold level, meaning that the value of the basket has declined by an amount less than or equal to the buffer amount of 15% from the initial basket value to its final basket value:

$1,000

If the final basket value is below the downside threshold level:

 $1,000 × (basket performance factor + buffer amount)

In this scenario, the payment at maturity will be less than the stated principal amount, subject to the minimum payment at maturity of $150 per security.

Fixed upside payment:	At least $130 per security (13.00% of the stated principal amount). The actual fixed upside payment will be determined on the pricing date.
Basket performance factor:	final basket value / initial basket value
Initial basket value:

100, which will be equal to the sum of the products of (i) the initial basket component value of each basket component, as set forth under “Basket—Initial basket component value” above, and (ii) the multiplier for such basket component, each of which will be determined on the pricing date.

Final basket value:	The sum of the products of (i) the basket component closing value of each basket component on the valuation date and (ii) the multiplier for such basket component.
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each basket component on such day and (ii) the applicable multiplier for such basket component on such day.

Basket component closing value:	With respect to each basket component, the share closing price of such basket component multiplied by the adjustment factor for such basket component
Buffer amount:	15%
Minimum payment at maturity:	$150 per security
Downside threshold level:	85, which is 85% of the initial basket value
Valuation date:	August 7, 2026, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	With respect to each basket component, 1.0, subject to adjustment in the event of certain corporate events affecting such basket component.
CUSIP / ISIN:	61778C6K6 / US61778C6K61
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $944.90 per security, or within $35.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to us(3)
Per security	$1,000	$15.00(1)
	$1(2)		$984.00
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $15 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)Reflects a structuring fee payable to selected dealers by the agent or its affiliates of $1 for each security.

(3)See “Use of proceeds and hedging” on page 29.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023         Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

Investment Summary

Enhanced Buffered Jump Securities

Principal at Risk Securities

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026 (the “securities”) can be used:

￭As an alternative to direct exposure to the basket that provides a fixed positive return of at least 13.00% (to be determined on the pricing date) if the final basket value is greater than or equal to the initial basket value;

￭To potentially outperform the basket in a moderately bullish scenario; and

￭To obtain a buffer against a specified level of negative performance of the basket.

The securities are exposed to the performance of the basket components, but provide a fixed upside payment payable at maturity if the final basket value on the valuation date is at or above the downside threshold level. However, if the final basket value is less than the downside threshold level, the securities are exposed on a 1:1 basis to the percentage decline in the final basket value from the initial basket value beyond the buffer amount of 15%. Accordingly, 85% of your principal is at risk.

Maturity:	1.5 years
Fixed upside payment:	At least $130 per security (13.00% of the stated principal amount). The actual fixed upside payment will be determined on the pricing date.
Downside threshold level:	85% of the initial basket value
Buffer amount:	15%
Basket component weightings:	10% for each basket component
Minimum payment at maturity:	$150 per security. You could lose up to 85% of the stated principal amount of the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $944.90, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the fixed upside payment, the downside threshold level, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to

February 2025 Page 2

Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 3

Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

Key Investment Rationale

This 1.5-year investment offers a fixed positive return of at least 13.00% if the final basket value is greater than or equal to the initial basket value. The actual fixed upside payment will be determined on the pricing date. If the final basket value declines by an amount less than or equal to the buffer amount of 15% over the term of the securities from the initial basket value, the payment due at maturity will equal the stated principal amount. However, if the final basket value is less than the downside threshold level, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 85% of the stated principal amount of the securities.

Upside Scenario

The final basket value is at or above the initial basket value, and, at maturity, the securities pay the stated principal amount of $1,000 plus the fixed upside payment of at least $130 per security. The actual fixed upside payment will be determined on the pricing date.

Par Scenario

If the final basket value is less than its initial basket value but greater than or equal to the respective downside threshold level, which means that the basket has depreciated by no more than 15% from the initial basket value, the payment at maturity will be $1,000 per security.

Downside Scenario

The final basket value is below the downside threshold level, and, at maturity, the securities pay less than the stated principal amount by an amount proportionate to the decline in the final basket value from the initial basket value beyond the buffer amount of 15%, subject to the minimum payment at maturity of $150 per security (e.g., a 50% decline in the basket will result in a payment at maturity of $650 per security).

February 2025 Page 4

Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

Hypothetical Payment on the Securities at Maturity

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000
Downside threshold level:	85% of the initial basket value
Buffer amount:	15%
Hypothetical fixed upside payment:	$130 per security (13.00% of the statement principal amount). The actual fixed upside payment will be determined on the pricing date.

Payoff Diagram for the Securities

How it works

◼Upside Scenario. If the final basket value is greater than or equal to the initial basket value, the investor would receive $1,000 plus the hypothetical fixed upside payment of $130 per security. The actual fixed upside payment will be determined on the pricing date.

◼Par Scenario. If the final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 15%, the investor would receive the $1,000 stated principal amount per security.

◼Downside Scenario. If the final basket value is below the downside threshold level, the payment at maturity would be less than the stated principal amount of $1,000 by an amount that is proportionate to the decline in the final basket value from the initial basket value beyond the buffer amount of 15%. In this scenario, the investor would lose some or a significant portion of the amount invested in the securities. For example, if the final basket value declines by 40% from the initial basket value, the payment at maturity would be $750 per security (75% of the stated principal amount).

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Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

Hypothetical Examples

The following table and examples illustrate the return on the securities and the payment at maturity for a range of hypothetical percentage changes in the final basket value from the initial basket value, depending on whether or not the final basket value is below the downside threshold level. They are based on the following values:

Stated principal amount:	$1,000
Hypothetical initial basket value:	100
Hypothetical downside threshold level:	85 (85% of the hypothetical initial basket value)
Buffer amount:	15%
Hypothetical fixed upside payment:	$130 per security. The actual fixed upside payment will be determined on the pricing date.

Final basket value	Basket return (expressed as a percentage)	Return on securities	Payment at maturity (per $1,000 security)
200	100.00%	13.00%	$1,130.00
190	90.00%	13.00%	$1,130.00
180	80.00%	13.00%	$1,130.00
170	70.00%	13.00%	$1,130.00
160	60.00%	13.00%	$1,130.00
150	50.00%	13.00%	$1,130.00
140	40.00%	13.00%	$1,130.00
130	30.00%	13.00%	$1,130.00
120	20.00%	13.00%	$1,130.00
110	10.00%	13.00%	$1,130.00
105	5.00%	13.00%	$1,130.00
100	0.00%	13.00%	$1,130.00
97.50	-2.50%	0.00%	$1,000.00
95	-5.00%	0.00%	$1,000.00
90	-10.00%	0.00%	$1,000.00
85	-15.00%	0.00%	$1,000.00
84	-16.00%	-1.00%	$990.00
80	-20.00%	-5.00%	$950.00
70	-30.00%	-15.00%	$850.00
60	-40.00%	-25.00%	$750.00
50	-50.00%	-35.00%	$650.00
40	-60.00%	-45.00%	$550.00
30	-70.00%	-55.00%	$450.00
20	-80.00%	-65.00%	$350.00
10	-90.00%	-75.00%	$250.00
0	-100.00%	-85.00%	$150.00

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Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

EXAMPLE 1: The basket appreciates substantially, and investors therefore receive the stated principal amount plus the upside payment.

Hypothetical final basket value	=	508
Payment at maturity	=	stated principal amount + fixed upside payment
	=	$1,000 + $130
	=	$1,130
Payment at maturity	=	$1,130 per security

EXAMPLE 2: The final basket value is at or above its downside threshold level but less than its initial basket value, and investors therefore receive the stated principal amount.

Hypothetical final basket value	=	123.50
Payment at maturity	=	stated principal amount
	=	$1,000
	=	$1,000
Payment at maturity	=	$1,000 per security

EXAMPLE 3: The final basket value is less than its downside threshold level. Investors are therefore exposed to the negative performance of the basket, and lose 1% for every 1% decline beyond the buffer amount of 15%.

Hypothetical final basket value	=	65
Basket performance factor	=	final basket value / initial basket value
	=	65 / 130
	=	50%
Payment at maturity	=	$1,000 × (basket performance factor + 15%)
	=	$1,000 × (50% + 15%)
	=	$1,000 × (65%)
	=	$650
Payment at maturity	=	$650 per security

If the final basket value is less than the downside threshold level, you will lose some or a significant portion of your investment in an amount proportionate to the decline in the final basket value from the initial basket value beyond the buffer amount of 15%. You could lose up to 85% of your investment.

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Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for Jump Securities and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for the minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for the minimum return of only 15% of the principal amount at maturity. If the final basket value is less than the downside threshold level, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security, reflecting the negative performance of the basket over the term of the securities beyond the buffer amount of 15%. You could lose up to 85% of the stated principal amount of the securities.

￭The appreciation potential is fixed and limited. Where the final basket value is greater than or equal to the initial basket value, the appreciation potential of the securities is limited to the fixed upside payment of at least $130 per security (13.00% of the stated principal amount), even if the final basket value is significantly greater than the initial basket value. The actual fixed upside payment will be determined on the pricing date. See “Hypothetical Payment on the Securities at Maturity” on page 5 above.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe market price and relative performance of each of the basket components at any time;

othe volatility (frequency and magnitude of changes in price) and dividend yield, if any, of each of the components;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components or stock markets generally and which may affect the final basket level;

ointerest and yield rates in the market;

othe time remaining until the securities mature;

othe occurrence of certain events affecting a particular basket stock that omay or may not require an adjustment to its adjustment factor; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the prices of the basket components at the time of sale are near or below the respective initial basket component value, of if market rate interest rates rise, and especially if the final basket value is near or below the downside threshold level.

You cannot predict the future performance of any of the basket components based on historical performance. See “Basket Components Overview” below. The GEV began trading on March 27, 2024 and therefore has limited historical performance. The EXE began trading on February 10, 2021 and therefore also has limited historical performance. If the final basket value is less than the downside threshold level, you will be exposed on a 1-to-1 basis to the full decline in the final basket value from the initial basket value beyond the buffer amount. There can be no assurance that the final basket value will be greater than or equal to the downside threshold level so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or a significant portion of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit

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Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the basket closing value at any time other than the valuation date. The final basket value will be based on the closing prices of the basket components on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the basket value appreciates prior to the valuation date but then drops by the valuation date to be below the downside threshold level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the basket value prior to such drop. Although the actual basket closing value on the maturity date or at other times during the term of the securities may be higher than the final basket value, the payment at maturity will be based solely on the final basket value on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the basket components and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which

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Morgan Stanley Finance LLC

Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components), including trading in the basket components and in options contracts on the basket components, as well as in other instruments related to the components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the closing prices of one or more of the basket components on the pricing date, and, therefore, could increase the level at or above which the components must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely the basket component closing values, and, accordingly, the amount of cash an investor will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial basket value, the downside threshold level, the final basket value, whether the final basket value is below the downside threshold level, whether a market disruption event has occurred with respect to a basket stock, or whether any antidilution adjustment will be made, the basket performance factor, if applicable, and will calculate the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final basket value (and of any antidilution adjustments). These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭The basket stocks are concentrated in the gas infrastructure sector. Each of the basket stocks has been issued by a company whose business is associated with the gas infrastructure sector. Because the value of the securities is determined based on the performance of the basket stocks, an investment in the securities will be concentrated in this sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Changes in the value of one or more of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when one or more basket components increase, the values of the

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Principal at Risk Securities

other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value(s) of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the share closing prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the securities.

￭No affiliation with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting such basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities and your return on the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities and your return on the securities.

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Principal at Risk Securities

Basket Components Overview

Antero Resources Corporation. Antero Resources Corporation is involved in the development, production, exploration and acquisition of natural gas, NGLs and oil properties located in the Appalachian Basin s. The common stock of Antero Resources Corporation is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Antero Resources Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36120 through the Commission’s website at www.sec.gov.

CNX Resources Corporation. CNX Resources Corporation is a low carbon intensity natural gas development, production, midstream and technology company centered in the Appalachian Basin. The common stock of CNX Resources Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by CNX Resources Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-14901 through the Commission’s website at www.sec.gov.

Enterprise Products Partners L.P. Enterprise Products Partners L.P. provides midstream energy services to producers and consumers of natural gas, NGLs, crude oil, petrochemicals and refined products. The common units of Enterprise Products Partners L.P. is registered under the Exchange Act. Information provided to or filed with the Commission by Enterprise Products Partners L.P. pursuant to the Exchange Act can be located by reference to the Commission file number 001-14323 through the Commission’s website at www.sec.gov.

EQT Corporation. EQT Corporation is a natural gas production company with operations focused in the Appalachian Basin. The common stock of EQT Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by EQT Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-03551 through the Commission’s website at www.sec.gov.

Energy Transfer LP. Energy Transfer LP is a limited partnership that engages in natural gas operations and crude oil, NGL and refined products transportation. The common units of Energy Transfer LP is registered under Exchange Act. Information provided to or filed with the Commission by Energy Transfer LP pursuant to the Exchange Act can be located by reference to the Commission file number 001-32740 through the Commission’s website at www.sec.gov.

Expand Energy Corporation. Expand Energy Corporation is an exploration and production company that engages in the acquisition, exploration and development of properties to produce natural gas, oil and NGL from underground reservoirs. The common stock of Expand Energy Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by Expand Energy Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-13726 through the Commission’s website at www.sec.gov.

Fluor Corporation. Fluor Corporation is a global professional service firm that provides EPC, fabrication and modularization, and project management services. Such as advanced technologies, manufacturing, chemicals, infrastructure, life sciences, LNG, mining and metals, nuclear project services, energy transition and oil and gas production and fuels. The common stock of Fluor Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by Fluor Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-16129 through the Commission’s website at www.sec.gov.

GE Vernova Inc. GE Vernova, Inc. designs, manufactures, delivers, and services technologies to create a more reliable and sustainable electric power system, enabling electrification and decarbonization. The common stock of GE Vernova, Inc. is registered under the Exchange Act. Information provided to or filed with the Commission by GE Vernova, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 000-41966 through the Commission’s website at www.sec.gov.

Ingersoll Rand Inc. Ingersoll Rand Inc. is a provider of mission-critical flow creation products and industrial solutions. The common stock of Ingersoll Rand Inc. is registered under the Exchange Act. Information provided to or filed with the Commission by Ingersoll Rand Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-38095 through the Commission’s website at www.sec.gov.

Kinder Morgan, Inc. Kinder Morgan, Inc. is an energy infrastructure company. The class P common stock of Kinder Morgan, Inc. is registered under Exchange Act. Information provided to or filed with the Commission by Kinder Morgan, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 000-35081 through the Commission’s website at www.sec.gov.

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Principal at Risk Securities

Information regarding each basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor any of our affiliates makes any representation that such publicly available documents or any other publicly available information regarding the issuer of any basket component is accurate or complete.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the basket components or the basket as a whole.

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Principal at Risk Securities

Historical Information

Information as of market close on January 28, 2025:

Basket Component Information as of January 28, 2025
Basket Component	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago	52-Week High	52-Week Low
Antero Resources Corporation common stock	AR	$37.22	$22.68	(on 1/22/2025): $40.74	(on 2/13/2024): $21.00
CNX Resources Corporation common stock	CNX	$27.79	$20.56	(on 11/22/2024): $41.09	(on 2/14/2024): $19.23
Enterprise Products Partners L.P. common units	EPD	$33.71	$27.41	(on 11/29/2024): $34.43	(on 2/6/2024): $26.23
EQT Corporation common stock	EQT	$49.90	$35.88	(on 1/16/2025): $53.78	(on 8/5/2024): $30.21
Energy Transfer LP common units	ET	$20.35	$14.46	(on 1/23/2025): $21.06	(on 2/7/2024): $13.90
Expand Energy Corporation common stock	EXE	$102.13	$77.51	(on 1/16/2025): $107.78	(on 9/9/2024): $70.31
Fluor Corporation common stock	FLR	$46.54	$38.19	(on 11/7/2024): $58.93	(on 2/26/2024): $35.45
GE Vernova Inc. common stock	GEV	$355.12	N/A	(on 1/23/2025): $437.71	(on 4/5/2024): $122.70
Ingersoll Rand Inc. common stock	IR	$90.94	$79.30	(on 11/25/2024): $105.35	(on 1/28/2024): $79.30
Kinder Morgan, Inc. class P common stock	KMI	$27.46	$17.44	(on 1/21/2025): $31.22	(on 2/13/2024): $16.57

The following graph is calculated based on an initial basket value of 100 on March 27, 2024 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The GEV began trading on March 27, 2024 and therefore has limited historical performance. The EXE began trading on February 10, 2021 and therefore also has limited historical performance. The graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of the basket’s future performance.

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Principal at Risk Securities

Basket Historical Performance March 27, 2024 to January 28, 2025

The following graphs set forth the daily share closing prices of each of the basket components for the period from January 1, 2020 through January 28, 2025. The related tables set forth the published high and low share closing prices of, as well as dividends on, each of the basket components for each quarter from January 1, 2022 through January 28, 2025. Historical information for the common stock of GE Vernova Inc. is presented for the period from March 27, 2024 through January 28, 2025 and historical information for the common stock of Expand Energy Corporation is presented for the period from February 10, 2021 through January 28, 2025. We obtained the information in the graphs and tables below from Bloomberg Financial Markets, without independent verification. The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the share closing price of any basket component at any time, including on the valuation date. Investors in the securities will not be entitled to receive dividends paid on any of the basket components.

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Principal at Risk Securities

Common Stock of Antero Resources Corporation Daily Share Closing Prices January 1, 2020 to January 28, 2025

Common Stock of Antero Resources Corporation (CUSIP 03674X106)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	31.24	16.97	-
Second Quarter	48.31	30.42	-
Third Quarter	43.26	28.83	-
Fourth Quarter	39.33	30.53	-
2023
First Quarter	30.99	21.01	-
Second Quarter	24.33	20.10	-
Third Quarter	28.80	21.90	-
Fourth Quarter	30.49	20.37	-
2024
First Quarter	29.00	21.00	-
Second Quarter	35.63	28.86	-
Third Quarter	33.30	24.94	-
Fourth Quarter	35.52	25.54	-
2025
First Quarter (through January 28, 2025)	40.74	34.94	-

We make no representation as to the amount of dividends, if any, that Antero Resources Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Antero Resources Corporation.

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Principal at Risk Securities

Common Stock of CNX Resources Corporation Daily Share Closing Prices January 1, 2020 to January 28, 2025

Common Stock of CNX Resources Corporation (CUSIP 12653C108)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	21.65	13.75	-
Second Quarter	23.57	16.46	-
Third Quarter	19.52	14.78	-
Fourth Quarter	18.50	15.53	-
2023			-
First Quarter	16.84	14.78	-
Second Quarter	17.81	14.56	-
Third Quarter	22.82	17.52	-
Fourth Quarter	23.53	19.43	-
2024			-
First Quarter	23.72	19.23	-
Second Quarter	26.30	22.93	-
Third Quarter	32.57	24.01	-
Fourth Quarter	41.09	32.66	-
2025			-
First Quarter (through January 28, 2025)	37.32	27.79	-

We make no representation as to the amount of dividends, if any, that CNX Resources Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of CNX Resources Corporation.

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Principal at Risk Securities

Common Units of Enterprise Products Partners L.P. Daily Share Closing Prices January 1, 2020 to January 28, 2025

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Common Units of Enterprise Products Partners L.P. (CUSIP 293792107)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	26.07	21.96	0.465
Second Quarter	28.47	23.45	0.465
Third Quarter	27.31	22.91	0.475
Fourth Quarter	25.50	23.39	0.475
2023
First Quarter	26.78	24.12	0.49
Second Quarter	27.01	25.27	0.49
Third Quarter	27.42	26.25	0.50
Fourth Quarter	27.68	25.89	0.50
2024
First Quarter	29.18	26.23	0.515
Second Quarter	29.88	27.74	0.515
Third Quarter	30.00	27.88	0.525
Fourth Quarter	34.43	28.66	0.525
2025
First Quarter (through January 28, 2025)	34.09	31.36	-

We make no representation as to the amount of dividends, if any, that Enterprise Products Partners L.P. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common units of Enterprise Products Partners L.P.

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Principal at Risk Securities

Common Stock of EQT Corporation Daily Share Closing Prices January 1, 2020 to January 28, 2025

Common Stock of EQT Corporation (CUSIP 26884L109)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	34.90	19.74	0.125
Second Quarter	49.80	33.14	0.125
Third Quarter	50.60	31.65	0.15
Fourth Quarter	45.34	33.50	0.15
2023
First Quarter	35.24	28.83	0.15
Second Quarter	41.13	31.04	0.15
Third Quarter	44.57	38.21	0.15
Fourth Quarter	44.72	36.01	0.1575
2024
First Quarter	38.92	32.96	0.1575
Second Quarter	41.92	36.04	0.1575
Third Quarter	37.21	30.21	0.1575
Fourth Quarter	46.89	35.62	0.1575
2025
First Quarter (through January 28, 2025)	53.78	46.11	-

We make no representation as to the amount of dividends, if any, that EQT Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of EQT Corporation.

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Buffered Jump Securities Based on the Performance of an Equally Weighted Basket of Ten Stocks due August 12, 2026

Principal at Risk Securities

Common Units of Energy Transfer LP Daily Share Closing Prices January 1, 2020 to January 28, 2025

Common Units of Energy Transfer LP (CUSIP 29273V100)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	11.53	8.23	0.175
Second Quarter	12.31	9.79	0.20
Third Quarter	12.36	9.54	0.23
Fourth Quarter	12.77	11.03	0.265
2023
First Quarter	13.50	11.62	0.305
Second Quarter	12.91	12.32	0.3075
Third Quarter	14.03	12.56	0.31
Fourth Quarter	14.03	13.02	0.3125
2024
First Quarter	15.73	13.72	0.315
Second Quarter	16.25	15.10	0.3175
Third Quarter	16.44	15.43	0.32
Fourth Quarter	19.86	16.05	0.3225
2025
First Quarter (through January 28, 2025)	21.06	19.42	-

We make no representation as to the amount of dividends, if any, that Energy Transfer LP may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common units of Energy Transfer LP.

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Principal at Risk Securities

Common Stock of Expand Energy Corporation Daily Share Closing Prices February 10, 2021* to January 28, 2025

* The underlying stock began trading on February 10, 2021 and therefore has limited historical performance.

Common Stock of Expand Energy Corporation (CUSIP 165167735)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	89.32	63.04	-
Second Quarter	103.15	76.34	-
Third Quarter	104.56	74.34	-
Fourth Quarter	104.75	93.63	-
2023			-
First Quarter	94.37	71.66	-
Second Quarter	84.00	75.25	-
Third Quarter	90.26	80.85	-
Fourth Quarter	89.59	73.76	-
2024			-
First Quarter	88.83	74.89	-
Second Quarter	92.96	82.19	-
Third Quarter	83.77	70.31	-
Fourth Quarter	100.97	81.46	-
2025
First Quarter (through January 28, 2025)	107.78	99.55	-

We make no representation as to the amount of dividends, if any, that Expand Energy Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Expand Energy Corporation.

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Principal at Risk Securities

Common Stock of Fluor Corporation Daily Share Closing Prices January 1, 2020 to January 28, 2025

Common Stock of Fluor Corporation (CUSIP 02079K107)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	30.34	19.95	-
Second Quarter	30.44	23.25	-
Third Quarter	28.35	22.30	-
Fourth Quarter	35.66	24.89	-
2023
First Quarter	37.61	29.16	-
Second Quarter	31.42	25.83	-
Third Quarter	38.20	28.61	-
Fourth Quarter	40.27	33.23	-
2024
First Quarter	42.78	35.45	-
Second Quarter	45.35	38.26	-
Third Quarter	50.26	43.22	-
Fourth Quarter	58.93	46.92	-
2025
First Quarter (through January 28, 2025)	55.28	46.34	-

We make no representation as to the amount of dividends, if any, that Fluor Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Fluor Corporation.

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Principal at Risk Securities

Common Stock of GE Vernoval Inc. Daily Share Closing Prices March 27, 2024* to January 28, 2025

* The underlying stock began trading on March 27, 2024 and therefore has limited historical performance.

Common Stock of GE Vernova Inc. (CUSIP 36828A101)	High ($)	Low ($)	Dividends ($)
2024
First Quarter (beginning March 27, 2024)	136.75	131.25	-
Second Quarter	181.45	122.70	-
Third Quarter	255.48	160.00	-
Fourth Quarter	349.44	252.29	0.25
2025
First Quarter (through January 28, 2025)	437.71	328.93	-

We make no representation as to the amount of dividends, if any, that GE Vernoval, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of GE Vernova, Inc.

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Principal at Risk Securities

Common Stock of Ingersoll Rand inc. Daily Share Closing Prices January 1, 2020 to January 28, 2025

Common Stock of Ingersoll Rand Inc. (CUSIP 45687V106)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	61.87	44.90	0.02
Second Quarter	50.40	40.96	0.02
Third Quarter	53.97	39.85	0.02
Fourth Quarter	55.53	43.26	0.02
2023
First Quarter	59.87	52.25	0.02
Second Quarter	65.36	53.41	0.02
Third Quarter	70.01	62.79	0.02
Fourth Quarter	77.85	59.31	0.02
2024
First Quarter	95.26	74.72	0.02
Second Quarter	96.28	86.72	0.02
Third Quarter	100.40	86.84	0.02
Fourth Quarter	105.35	90.46	0.02
2025
First Quarter (through January 28, 2025)	94.23	87.02	-

We make no representation as to the amount of dividends, if any, that Ingersoll Rand Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ingersoll Rand Inc.

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Principal at Risk Securities

Class P Common Stock of Kinder Morgan, Inc. Daily Share Closing Prices January 1, 2020 to January 28, 2025

Class P Common Stock of Kinder Morgan, Inc. (CUSIP 49456B101)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	19.09	15.86	0.27
Second Quarter	20.14	16.05	0.2775
Third Quarter	19.26	16.09	0.2775
Fourth Quarter	19.15	16.64	0.2775
2023
First Quarter	18.89	16.28	0.2775
Second Quarter	17.89	16.11	0.2825
Third Quarter	18.11	16.47	0.2825
Fourth Quarter	17.85	16.03	0.2825
2024
First Quarter	18.34	16.57	0.2825
Second Quarter	20.11	17.69	0.2875
Third Quarter	22.22	19.72	0.2875
Fourth Quarter	28.54	22.59	0.2875
2025
First Quarter (through January 28, 2025)	31.22	27.40	-

We make no representation as to the amount of dividends, if any, that Kinder Morgan, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class P common stock of Kinder Morgan, Inc.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Interest:	None
Basket component:	The accompanying product supplement refers to each basket component as an “underlying stock” or a “basket stock.”
Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax

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consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the basket stocks, in futures and/or options contracts on the basket components, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values on the pricing date, and, therefore, could increase the prices at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the basket components, futures or options contracts on the basket components or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the basket, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for Jump Securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $15.00 for each security they sell. In addition, selected dealers will receive a structuring fee of $1 for each security from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the fixed upside payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for Jump Securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL, any underwriter or any dealer participating in

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the offering will arrange to send you the prospectus and the product supplement for Jump Securities if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities or in the prospectus.

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